EXHIBIT 10.6
                                                                    ------------

                                AGENCY AGREEMENT


This  Agreement  is  made  this  1st  day  of  February,  2002,

By  and  Between



1. Esstec, inc., having its address at Santa Monica, California, U.S.A, represented by Tariq Khan, an American National, holder of passport # VNO71659 (hereinafter referred to as the 'PRINCIPAL').

2. Elegant Set Up General Trading (Elegant Technologies Division), having its address at P. O. Box No. 53144 Dubai, UAE, an establishment duly licensed with the Dubai Economic Development Department with license No. 233229 represented by Mr. Faysal AIZarooni, UAE national, holder of passport # AO244042 (hereinafter referred to as the AGENT).


PREAMBLE:
---------


WHEREAS the PRINCIPAL is in the business of marketing various products and services including but not limited to Trading and Information Technology (hereinafter referred to as the PRODUCTS) and is desirous of appointing an AGENT in the United Arab Emirates (Hereinafter referred to as the TERRITORY) to promote the business development, sales, marketing, and distribution of its products and has accepted to appoint Elegant Set Up General Trading Est.
(Elegant  Technologies  Division),  as  its  AGENT  within  the  said TERRITORY.

WHEREAS the AGENT willingly agrees and expresses its willingness to be the AGENT for the PRINCIPAL to promote and market the products and assist the later to promote the business subject to the terms and conditions appearing hereinafter.

The  parties  agree  to  the  following

CLAUSE  1
---------

The  preamble  is  considered  as  an  integral  part  of  this  Agreement.

CLAUSE2  -  APPOINTMENT
-----------------------

The PRINCIPAL hereby appoints Elegant Set Up General Trading Est. (Elegant Technologies Division), as its AGENT and DISTRIBUTOR for its various products produced under the trade name Elegant Technologies including but not limited to Esstec, inc.

CLAUSE  3  -  TERRITORY
-----------------------

The scope and territory of the Agreement shall be the United Arab Emirates. Both parties may decide to extend the scope and territory of this agreement to cover other territory by their mutual consent in writing.

CLAUSE  4  -  EFFECT  AND  TERM  OF  THE  AGREEMENT
---------------------------------------------------

This Agreement shall take effect as from the 1st day of February, 2002, and shall continue thereafter for a period of 5 years. This Agreement shall be deemed renewed automatically for a similar period or periods unless Agent advises the Principal in writing by registered mail, facsimile transmission or by first class international courier service of its intention to cancel or annul this Agreement six months prior to its expiry date.

CLAUSE  5  -  OBLIGATIONS  OF  THE  PRINCIPAL
---------------------------------------------

The  Principal  shall  to  the  best  of  its  abilities:

a) At all times ensure and guarantee that the products supplied to the agent are according to that produced under normal standard. The Principal shall also guarantee that such products are free from any manufacturing defects and undertake to replace any defective items when requested to do so by the agent. The Principal shall be responsible for completion and delivery of product in a timely manner as agreed in the contract with customers of Agent.

b) Provide the AGENT with such sales and marketing assistance as PRINCIPAL may in its discretion consider necessary to assist the agent with the promotion of the products, pursuant to its obligations under this Agreement.

c) The principal shall ensure the punctual supply of the products to the agents territory except for reason of force majeur, act of God or act of State.

d) During the continuance of this Agreement, the PRINCIPAL shall refrain from appointing any other Agent I Representative or Distributor for the same or similar products within the territory without prior written disclosure of such appointment.

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

e) The principal shall use his best endeavour to safeguard the rights hereby granted to the agent and protect the later against any unlawful competition occurring either by the willful act of any affiliated manufacturer of the same or similar product or by other agents of the Principal in other territories.

f) Any contracts concerning the sale of any other products of the Principal should be made by the agent as per the terms of this agreement.

g) For any project/contract entered by the Principal within the agents territory and not within the scope of this agency, the Principal shall provide full disclosure to the Agent in writing.

CLAUSE  6  -  OBLIGATIONS  OF  THE  AGENT
-----------------------------------------

The  AGENT  shall:

(a) Use its best endeavours to promote the business of the Principal throughout the TERRITORY and provide the Principal with all necessary advise and assistance.

(b)  The  agent  shall  be  in-charge  of  the  sales  within  the  Territory.

(c) The agent shall be responsible for clearing the goods from the customs and ensure its safe distribution within the territory.

(d) The present rates, prices and mode of payment has been agreed upon as per the annexed schedule which shall be considered as an integral part of this agreement.

CLAUSE  7  -  SALES  TARGETS
----------------------------

The parties shall endeavour to agree on sales targets for Agent and these suggested targets shall be entered on the schedule to this agreement. See Exhibit A.

CLAUSE  8  -  ADVERTISEMENTS
----------------------------

- The principal shall, during the continuance of this agreement, furnish all advertising materials to assist the agent promoting and marketing the products subject to this agreement.

- Expenses involved in advertising and promoting the Principal's products shall be incurred by the Principal only with prior written approval of the Principal.

CLAUSE 9  -  TRADEMARKS
-----------------------

The agent shall have the right to use the trademark/logo [E] or ESSTEC, INC. on its stationery for representing and promoting the Principal's products.

CLAUSE  10  -  TERMINATION
--------------------------

Elegant Set Up shall have the right at any time, giving notice to the other to terminate this agreement in any of the following events:

(a) If the other party commits a breach of any of the terms, conditions or stipulations of this agreement. Having had thirty days (30) notice thereof and having failed to remedy such breach.

(b) If the other party becomes insolvent or bankrupt or enter into any arrangement with its creditors, or take or suffer any similar action in consequence of debt.

CLAUSE  11  -  ARBITRATION
--------------------------

- All disputes in relation to the interpretation or application of or any matter relating to this agreement shall be referred to a single arbitrator to be agreed upon by the parties.

- If the parties are unable to agree as to the appointment of the arbitrator within 15 days of either party giving to the other written notice of reference to arbitration, each party shall within 15 days appoint one arbitrator and the two arbitrators thus appointed shall agree upon a third arbitrator. If agreement between the two arbitrators cannot be reached within 25 days from the date upon which the last arbitrator is appointed, such third arbitrator shall be appointed on application of either part to the Dubai Chamber of Commerce Industry.

- The award made by the single arbitrator, all three arbitrators or a majority thereof, as the case may be, shall be final and binding on the parties and shall not be subject to appeal.

CLAUSE  12  -  ASSIGNMENT
-------------------------

Neither party shall sell, assign, subject or otherwise transfer its interest in or any of its obligations or rights arising under this Agreement without obtaining the prior written consent of the other party.

CLAUSE  13  -  NOTICES
----------------------

Any notice to be given under this agreement shall be sent by facsimile transmission or first class international courier service to the last known address of each party and shall be effective on the date upon which it is delivered at the address of the addressee.

CLAUSE  14  -  AMENDMENT
------------------------

This Agreement may be amended only in writing by a document signed by both the parties.

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
                                    EXHIBIT A

Services rendered by Elegant Set Up (Elegant Technologies Division), hereinafter referred to as Elegant, to Esstec, inc are as outlined below:

BUSINESS  DEVELOPMENT

     1. Elegant will obtain 3 Contracts from well reputed "Name Clients" for IT development by Esstec.

          Esstec, inc will submit the actual cost of the project and a 20% mark up for profit. The actual contract price will be submitted to the client by Elegant only after Esstec has submitted its cost and expected profits in writing to Elegant.

     2. Elegant will ensure that minimally 5 well reputed parties considered to be "high profile" investors in the UAE community will purchase
          Esstec  stock  when  the  company  has  its  initial  public offering.

     3. Elegant will ensure that within 60 days of this agreement, 4 well reputed parties considered to be "high profile" in the UAE community will be shareholders when the company has its initial public offering.

COMPENSATION

300,000 stock options at $5.00 when Business Development Requirements 1-3 above are met.

Additional maximal 300,000 stock options are to be given at the $5.00 value for obtaining IT contracts for Esstec, inc. with the following formula:

The Dollar amount reached in contracts from Elegant to Esstec, inc. is to be multiplied by 0.30 (30%) and the resulting value will be the number of stock options at $5.00. Upon reaching $1,000,000 in Esstec contracts no additional Stock options will be awarded for acquiring further contracts.

                                     ESSTEC

Esstec - Provides technical know how and personnel to present the product upon request from Elegant Technologies.

$8,500/month  -  Salary  for  2  employees  and  peripheral  expenses.

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
Two Board of Director Seats will be occupied -by members of the Board of Directors of Elegant including the possibility of being the Chairman of the Board.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement the day and year first above written.

SIGNED  BY
             /s/  TARIQ  KHAN
PRINCIPAL    ____________________________
             MR.  TARIQ  KHAN
             ESSTEC,  INC

SIGNED  BY


              /s/ FAYSAL  ALZAROONI
AGENT        _____________________________
             MR.  FAYSAL  ALZAROONI
             ELEGANT  SET  UP  GENERAL  TRADING  ESTB.
             (ELEGANT  TECHNOLOGIES  DIVISION)




             /s/  NASIR  ZAFAR
WITNESS      ______________________________
             MR.  NASIR  ZAFAR


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